Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the accompanying Quarterly Report of Tyson Foods, Inc. (the Company) on Form 10-Q for the period ending March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Steven Hankins, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

            (1)      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Steven Hankins
Steven Hankins
Executive Vice President and Chief Financial Officer

May 13, 2003

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